                                                                    EXHIBIT 99.1

                             LETTER OF TRANSMITTAL
          To accompany certificate(s) formerly representing shares of
            COMMON STOCK AND SERIES A PREFERRED STOCK OF DEMANDSTAR


                              To: EXCHANGE AGENT

                        U.S. Stock Transfer Corporation
                            1745 Gardena, Suite 200
                              Glendale, CA 91204
                  Attention: Shareholder Services Department

                    DO NOT SEND CERTIFICATES TO DEMANDSTAR

                     For information call: (818) 502-1404

    Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

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                       DESCRIPTION OF SURRENDERED CERTIFICATES FORMERLY REPRESENTING SHARES OF
                                             COMMON STOCK OF DEMANDSTAR
----------------------------------------------------------------------------------------------------------------------
      Name(s) and Address(es) of Registered Owner(s)                        Certificate(s) Surrendered
                (Please correct any errors)                      (Attach additional signed schedule if necessary)
----------------------------------------------------------------------------------------------------------------------
                                                                                           No. of Shares Represented
                                                                 Certificate No(s).           by  Certificate(s)
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                             Total Shares

----------------------------------------------------------------------------------------------------------------------

              PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS

To U.S. Stock Transfer Corporation:

         The undersigned has been advised that the shareholders of DemandStar.com, Inc. ("DemandStar") including shareholders holding shares of Common Stock, par value $0.0001 per share, of DemandStar ("DemandStar Common Stock") and shares of Series A Preferred Stock, par value $0.01 per share, of DemandStart ("DemandStar Preferred Stock and together with DemandStar Common Stock, "DemandStar Capital Stock") have approved the merger of Dragon Acquisition Corporation, a wholly owned subsidiary of Onvia.com, Inc. ("Onvia"), with and into DemandStar (the "Merger") and that such Merger has been consummated. The closing of the Merger under the Agreement and Plan of Merger, dated as of November 20, 2000 (the "Merger Agreement"), occurred on February ___, 2001, and the Merger became effective on that date.

         The undersigned has also been advised that, in accordance with the terms of the Merger Agreement, each share of DemandStar Capital Stock issued and outstanding on the effective date of the Merger has been converted into the right to receive 0.____ of a share (the "Exchange Ratio") of common stock, par value $0.0001 per share, of Onvia (each an "Onvia Common Share"). No fractional Onvia Common Shares will be issued in the Merger. In lieu of any such fractional securities, each holder of Onvia Common Shares who would otherwise have been entitled to a fraction of an Onvia Common Share (after aggregating all fractional shares of Onvia Common Shares that otherwise would be received by such holder) upon surrender of certificates for DemandStar Common Stock for exchange shall receive from Onvia an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $__________ (the average closing sale price of one share of Onvia Common Stock for the five (5) most recent days that Onvia's Common Stock has traded prior to the effective time of the merger, as reported on the Nasdaq National Market).

         Pursuant to the Merger Agreement, the undersigned is surrendering the above-described certificate(s) formerly representing shares of DemandStar Common Stock (the "DemandStar Certificate(s)") accompanied by this executed Letter of Transmittal. Delivery of the enclosed DemandStar Certificate(s) shall be effected, and risk of loss and title to such DemandStar Certificate(s) shall pass, only upon valid delivery thereof to you at the address given above.

         You, as Exchange Agent, are hereby requested to deliver, as set forth below, and in accordance with the Merger Agreement, certificate(s) (the "Onvia Certificate(s)") for Onvia Common Shares representing the whole number of Onvia Common Shares equal to the product of the aggregate number of shares of DemandStar Common Stock (i) formerly represented by the DemandStar Certificate(s) submitted herewith and (ii) held by the undersigned and formerly represented by lost, stolen, or destroyed DemandStar Certificate(s) multiplied by the Exchange Ratio, and take all necessary action to effect such delivery. No Onvia Certificate(s) shall be issued to you as Exchange Agent until all DemandStar Certificate(s) held by the undersigned shall have been validly delivered to you at the address given above and the undersigned shall have complied with Instruction 4 with respect to any lost, stolen, or destroyed DemandStar Certificate(s).

         You, as Exchange Agent, shall issue the Onvia Certificate(s) for the number of Onvia Common Shares to which the undersigned is entitled, a check representing the amount of cash the undersigned is entitled on behalf of fractional shares, if any, and a check, if any, for dividends and distributions to which the undersigned may also be entitled, in the name indicated above, unless other instructions are indicated below. (Unless instructions to the contrary are attached hereto, a single Onvia Certificate will be issued for all Onvia Common Shares to which the undersigned is entitled.)

         All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

         The undersigned represents and warrants that the undersigned has full power and authority to surrender the DemandStar Certificate(s) surrendered herewith, free and clear of any liens, claims, charges, or encumbrances whatsoever.

NOTE: DO NOT SIGN CERTIFICATE(S) UNLESS YOU ARE COMPLETING SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS BELOW.

[_] If any of the certificates representing DemandStar Common Stock that you own have been lost or destroyed, check this box and see Instruction 4. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of DemandStar Common Stock represented by the lost or destroyed certificates.

                         DemandStar Common Stock Shares

---------------------------------------------------------- ----------------------------------------------------------
              SPECIAL ISSUANCE INSTRUCTIONS                              SPECIAL DELIVERY INSTRUCTIONS
          (See Instruction 7 and Instruction 3)                               (See Instruction 7)
     Fill in ONLY if Onvia  Common  Shares and check(s)         Fill in ONLY if Onvia  Common  Shares and check(s)
  are to be issued in a name other than that  appearing      are  to  be  delivered  to  someone  other  than  the
  above.                                                     undersigned  or to  the  undersigned  at  an  address
                                                             other than that shown above.
  Name
      _________________________________________________
                                                             Deliver Certificate(s) and check(s) to:
_______________________________________________________
        (Please Print First, Middle & Last Name)             Name
                                                                 _________________________________________________
  Address
         ----------------------------------------------      -----------------------------------------------------
                   (Number and Street)                               (Please Print First, Middle & Last Name)
                                                             Address
-------------------------------------------------------             ----------------------------------------------
                (City, State & Zip Code)                                      (Number and Street)

                                                             -----------------------------------------------------
                                                                           (City, State & Zip Code)

-------------------------------------------------------     ---------------------------------------------------------

         DemandStar Certificate(s) must be endorsed and signatures guaranteed if the new certificates representing Onvia Common Shares are to be registered in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this Letter of Transmittal.

         Onvia hereby reserves the absolute right to reject any and all DemandStar Certificate(s) or Letters of Transmittal not in proper form or to waive any irregularities or defects in the surrender of any DemandStar Certificate(s) delivered in connection herewith, and Onvia's interpretation of the terms and conditions of the Merger Agreement and this Letter of Transmittal with respect to such irregularities and defects shall be final and binding. All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors or assigns of the undersigned.

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                                PLEASE SIGN HERE

X ____________________________________________________________________     Dated: ___________________________________

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to whom the shares of DemandStar
Common Stock surrendered have been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith, with signatures guaranteed.
If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and endorse proper evidence of authority to so act.) (See Instruction 2.)

----------------------------------------------------------------------------------------------------------------------
                                                 (Area Code and Telephone Number)

----------------------------------------------------------------------------------------------------------------------
                                          (Tax Identification or Social Security Number)

Signature(s)  Guaranteed by
                           -------------------------------------------------------------------------------------------
                                               (Only if required. See Instruction 3)

----------------------------------------------------------------------------------------------------------------------
                                             (Title of Officer Signing this Guarantee)

----------------------------------------------------------------------------------------------------------------------
                                            (Name of Guaranteeing Firm -- Please Print)

----------------------------------------------------------------------------------------------------------------------
                                                  (Address of Guaranteeing Firm)

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                  PAYER'S NAME: U.S. Stock Transfer Corporation

----------------------------------------------------------------------------------------------------------------------
                                  Part 1--PLEASE PROVIDE YOUR TIN IN THE BOX              Social Security #
           SUBSTITUTE             AT RIGHT AND CERTIFY BY SIGNING AND                     Employer I.D. #
                                  DATING BELOW                                   __________________________________
            FORM W-9
                                  --------------------------------------------------------------------------------------
                                  Part 2--Certificates--Under penalties of perjury, I certify that:

  Department of the Treasury
  Internal Revenue Service        (1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
                                  (2)  I am not subject to backup withholding because (a) I am exempt from backup withholding, or
                                       (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to
  Payer's Request for Taxpayer         backup withholding as a result of a failure to report all interest or dividends, or (c) the
  Identification Number (TIN)          IRS has notified me that I am no longer subject to backup withholding.

                                  Certification Instructions -- You must cross out item (2) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2).

                                  --------------------------------------------------------------------------------------
                                  Signature                                                    Part 3
                                            --------------------------------
                                  Date                                                    Awaiting TIN |_|
                                       -------------------------------------
----------------------------------------------------------------------------------------------------------------------

         For assistance in completing this form, call U.S. Stock Transfer Corporation at (818) 502-1404 and also see Instruction 10 and the section entitled "Important Tax Information" on the reverse.

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENT (IF ANY) MADE TO YOU WITH RESPECT TO SHARES OF DEMANDSTAR COMMON STOCK SURRENDERED IN CONNECTION WITH THE MERGER. PLEASE REVIEW THE ATTACHED -- "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

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             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
  Internal Revenue Service Center or Social Security Administration Office, or
  (b) I intend to mail or deliver an application in the near future. I understand that because I have not provided a taxpayer identification number,
  31% of all reportable payments made to me thereafter will be withheld until I provide a number. If I provide a properly certified taxpayer identification number within 60 days, you will refund the tax if I so request.

         ---------------------------------------------------     ---------------------------------------------------
                             Signature                                                  Date
----------------------------------------------------------------------------------------------------------------------

        Instruction for Surrendering Shares of DemandStar Common Stock

                            for Onvia Common Shares

         1. General. Please do not send your stock certificate(s) directly to DemandStar or Onvia. The DemandStar Common Stock certificate(s), together with this Letter of Transmittal, properly signed and completed, or a facsimile hereof, and any supporting documents (see Instruction 2), should be mailed in the enclosed addressed envelope, or otherwise delivered, to the Exchange Agent at the address listed on the front side. The method of transmitting the DemandStar Certificate(s) is at your option and risk, but if delivery is by mail, registered mail with return receipt requested, properly insured, is suggested.

         2. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of DemandStar Certificate(s) surrendered unless the shares described on this Letter of Transmittal have been assigned by the registered holder or holders thereof, in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfers attached to or endorsed on the certificate(s). If the "Special Issuance Instructions" box is completed, then the signature(s) on this Letter of Transmittal must be guaranteed as specified in Instruction 3 below.

         If this Letter of Transmittal, or any endorsement or stock power required by Instruction 3, is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act. If additional documents are required by the Exchange Act, you will be advised by letter.

         3. Endorsement of Certificate(s); Signature Guarantee. If the Onvia Certificate, and cash in lieu of a fractional share, if applicable, are to be issued in the same name as the registered holder(s) of the surrendered DemandStar Certificate(s), such certificate(s) need NOT be endorsed or accompanied by separate stock powers and the signature(s) need NOT be guaranteed. If, however, any Onvia Certificate or a check is to be issued in a name different from that of the registered holder(s), then (i) the DemandStar Certificate(s) must be duly endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s), (ii) the signature of endorsement for transfer on such certificate or separate stock powers must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) the person surrendering such certificate(s) must remit to the Exchange Agent the amount of any transfer or other taxes payable by reason of the issuance to a person other than the registered holder(s) of the certificate(s) surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. In such case the "Special Issuance Instructions" box must be completed and the signature(s) on this Letter of Transmittal must be guaranteed as specified above.

         4. Lost or Destroyed Common Stock Certificates. If any DemandStar Certificate(s) have been lost, stolen or destroyed, please check the box on the front of this Letter of Transmittal and fill in the blank to show the number of shares represented by lost, stolen or destroyed certificate(s). You will be instructed as to the steps you must take in order to receive a certificate representing Onvia Common Shares and a check, if applicable, in accordance with the Merger Agreement.

         5. Inquiries. All questions regarding appropriate procedures for surrendering DemandStar Certificate(s) should be directed to the Exchange Agent at the mailing address set forth on the front side or by telephone at (818) 502-1404.


         6. Additional Copies. Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent at the mailing address set forth on the front side or by telephone at (818) 502-1404.


         7. Special Issuance and Delivery Instructions. Indicate in Special Issuance Instructions the name and address of the person in whose name a new Onvia Certificate and check, if applicable, are to be issued if they are to be issued in the name of someone other than the person(s) signing this Letter of Transmittal. Follow Instruction 3 above. Indicate in Special Delivery Instructions the name and address to which the new certificate and check, if applicable, are to be sent if they are to be sent (i) to someone other than the person(s) signing this Letter of Transmittal, or (ii) to the person(s) signing this Letter of Transmittal at an address other than that appearing on the label on the face of this Letter of Transmittal.

         8. Fractional Shares. Pursuant to the terms of the Merger Agreement, no certificate representing a fractional Onvia Common Share will be issued as a result of the Merger. In lieu of the issuance of a fractional share, each stockholder who otherwise would be entitled to a fractional Onvia Common (after aggregating all fractional shares of Onvia Common Shares that otherwise would be received by such holder) shall receive from Onvia an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) $_____ (the average closing sale price of one share of Onvia Common Stock for the five (5) most recent days that Onvia's Common Stock has traded prior to the effective time of the merger, as reported on the NASDAQ National Market).

         9. Dividends. It is important that DemandStar Certificate(s) be surrendered promptly because until so surrendered, stockholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record of Onvia Common Shares. Upon the surrender of DemandStar Certificate(s), Onvia Certificate(s) (together with any such withheld dividends or other distributions without interest) will be delivered.

         10. Each stockholder surrendering certificates for payment is required to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, and to indicate whether the stockholder is subject to backup withholding by checking the appropriate box in Part 2 of the form. Each stockholder must date and sign the Substitute Form W-9 in the spaces indicated. Failure to provide the information on the form may subject the stockholder to a 31% federal income tax withholding on any cash payment in lieu of a fractional share he or she is otherwise entitled to receive pursuant to the Merger Agreement. The box in Part 3 of the form may be checked if the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with the TIN within 60 days, the Exchange Agent will withhold 31% of the cash payment that the stockholder is otherwise entitled to receive until a TIN is provided to the Exchange Agent.

         11. Waiver of Conditions. Onvia reserves the absolute right to waive any of the conditions set forth herein or any defect with respect to the transmittal of certificate(s) formerly representing shares of DemandStar Common Stock.

         12. Miscellaneous. Neither Onvia nor the Exchange Agent is under any duty to give notification of defects in any Letter of Transmittal or facsimile or in any other required documents and shall not incur any liability for failure to give such notification. Any and all Letters of Transmittal or facsimiles (including any other required documents) not in proper form are subject to rejection. The terms and conditions of the Merger Agreement are incorporated herein by reference and are deemed to form part of the terms and conditions of this Letter of Transmittal.

                           IMPORTANT TAX INFORMATION

         Under federal income tax law, a stockholder whose shares of DemandStar Common Stock are surrendered herewith is required to provide the Exchange Agent with such stockholder's current Taxpayer Identification Number ("TIN") on Substitute W-9. If such stockholder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any such payment made to such stockholder in lieu of a fractional share may be subject to backup withholding.

         Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

         If backup withholding applies, the Exchange Agent is required to withhold 31% of any cash payment made to the stockholder with respect to shares of DemandStar Common Stock surrendered in connection with the Merger Agreement. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund from the Internal Revenue Service may be obtained.

Purpose of Substitute Form W-9


         To prevent backup withholding on any cash payment made to a stockholder with respect to shares of DemandStar Common Stock surrendered in connection with the Merger Agreement, the stockholder is required to notify the Exchange Agent of his or her correct TIN by completing the Substitute Form W-9 and certifying that the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN). In addition, the stockholder must complete Part 2 of the Substitute Form W-9, check the appropriate box, and date and sign as indicated.

What Number to Give the Exchange Agent

         The stockholder is required to give the Exchange Agent the social security number or employer identification number of the record owner of the shares of DemandStar Common Stock being surrendered for payment in connection with the Merger Agreement. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.